PFT (Putnam Funds Trust) Putnam Low Volatility Equity Fund
Period ending 1/31/17

1.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 247 to the Registrants Registration Statement filed on November 25,
2016.